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                                                                       EXHIBIT i


                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Counsel to the Trust" in the Statement of Additional Information for Cash Assets Portfolio, one of the six series portfolios of Short-Term Investments Trust (the "Trust"), and under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for the other five series portfolios of the Trust, all of which are included in Post-Effective Amendment No. 48 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58287), and Amendment No. 49 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2729), on Form N-1A of the Trust.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
November 23, 2004